UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

U.S. China Mining Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	1220	43-1932733
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15310 Amberly Drive, Suite 250
Tampa, FL 33647
(813) 514-2873
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Acorn Corporate Services, Inc.
3225 McLeod Drive #110
Las Vegas, Nevada 89121
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________

The Commission is requested to mail copies of all orders, notices and communications to:

Thomas Wardell, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, NE, Suite 5300 Atlanta, Georgia 30308 Tel No.: (404) 527-4990 Fax No.: (404) 527-8890
____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	168,000	(1)	$0.39	(2)	$65,520.00	$8.94
Common stock, $0.001 par value per share, issuable upon exercise of options issued pursuant to the Company’s 2009 Stock Incentive Plan	70,000	(3)	$4.60	(4)	$322,000.00	$43.92
Common stock, $0.001 par value per share, issuable upon exercise of options issued pursuant to the Company’s 2009 Stock Incentive Plan	70,000	(5)	$1.00	(4)	$70,000.00	$9.55
Total	308,000				$457,520.00	$62.41

(1)         Represents (i) the total number of shares of common stock transferred to 181 investors by in accordance with the Make Good provisions of the Securities Purchase Agreement entered into in connection with the registrant’s private placement and (ii) shares issuable upon exercise of options issued pursuant to our 2009 Stock Incentive Plan (the “Options”).
(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of high and low prices of our common stock on the OTC Bulletin Board on January 31, 2013, a date within five trading days prior to the date of the filing of this registration statement.
(3)         Represents the number of shares of common stock issuable upon exercise of certain options issued pursuant to the Company’s 2009 Stock Incentive Plan at an exercise price of $4.60 per share.
(4)         Calculated pursuant to Rule 457(g).
(5)         Represents the number of shares of common stock issuable upon exercise of certain options issued pursuant to the Company’s 2009 Stock Incentive Plan at an exercise price of $1.00 per share.
____________________

This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 5 to Registration Statement No. 333-172261, which was declared effective on March 24, 2011, as subsequently amended by Post-Effective Amendment No. 1. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement also constitutes a prospectus for Registration Statement No. 333-172261; the shares of Common Stock registered pursuant to Registration Statement No. 333-104077 will be combined with the 168,000 shares of Common Stock to be registered pursuant to this Registration Statement to enable an aggregate of 6,873,000 shares of Common Stock to be offered pursuant the combined prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement also serves as Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (No. . 333-172261) of U.S. China Mining Group, Inc. (the “Company”) initially declared effective by the Securities and Exchange Commission on March 24, 2011, as subsequently amended (the “Original Registration Statement”) and the information included in this filing updates and supplements the Original Registration Statement and the prospectus contained therein pursuant to the undertaking in Item 17 of the Original Registration Statement to update and supplement the information contained in the Original Registration Statement to include the information contained in the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that was filed with the Securities and Exchange Commission on March 30, 2012, (ii) Quarterly Report on Form 10-Q/A for the period ended March 31, 2011 that was filed with the Securities and Exchange Commission on April 27, 2012, (iii) Amendment No. 2 to the Quarterly Report on Form 10-Q/A for the period ended June 30, 2011 that was filed with the Securities and Exchange Commission on April 27, 2012, (iv) Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended September 31, 2011 that was filed with the Securities and Exchange Commission on April 27, 2012, (v) Quarterly Report on Form 10-Q for the period ended March 31, 2012 that was filed with the Securities and Exchange Commission on May 21, 2012, (vi) Quarterly Report on Form 10-Q for the period ended June 30, 2012 that was filed with the Securities and Exchange Commission on August 30, 2012, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended June 30, 2012 that was filed with the Securities and Exchange Commission on September 6, 2012, (vii) Quarterly Report on Form 10-Q for the period ended September 30, 2012 that was filed with the Securities and Exchange Commission on November 14, 2012 and (viii) Current Reports on Form 8-K that were filed with the Securities and Exchange Commission on July 23, 2012 and October 18, 2012.

The Company previously paid a registration fee of $4,221.86 in connection with the filing of the Original Registration Statement in relation to the registration of 6,565,000 shares of common stock of the Registrant, including (i) 3,920,000 shares of our common stock currently issued and outstanding, (ii) 20,000 shares of our common stock to be issued for services rendered on behalf of the Company upon the listing of the Common Stock on a national exchange, (iii) 1,875,000 shares of common stock issuable upon exercise of warrants issued to our investors (the “Investor Warrants”), (iv) 375,000 shares of our common stock issuable upon exercise of the warrants issued to our co-placement agents in the private placement (the “Agent Warrants”), (v) 280,000 shares of our common stock issuable upon exercise of warrants issued to investor relations firms (the “Investor Relations Warrants” and, together with the Investors Warrants and the Agent Warrants, the “Warrants”) and (vi) 95,000 shares issuable upon exercise of options issued pursuant to our 2009 Stock Incentive Plan (the “Options”), all of which continue to be registered hereby pursuant to Rule 429 of the Securities Act of 1933, as amended.

The current number of shares in the prospectus included in this Registration Statement reflects (i) 6,565,000 shares of common stock previously registered pursuant to the Registrant’s Registration Statement on Form S-1 (No. 333-172261), included herein pursuant to Rule 429 of the Securities Act of 1933, as amended, and (ii) 308,000 shares of common stock being registered hereunder.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated February 4, 2013

U.S. CHINA MINING GROUP, INC.

6,873,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 6,873,000 shares (the “Shares”) of our common stock, par value $0.001 per share, including (i) 4,088,000 shares of our common stock currently issued and outstanding (including 3,920,000 shares previously registered pursuant to Registration Statement on Form S-1 (No. 333-172261) and 168,000 shares transferred to the selling stockholders pursuant to the make good obligations described herein), (ii) 20,000 shares of our common stock to be issued for services rendered on behalf of the Company upon the listing of the Common Stock on a national exchange previously registered pursuant to Registration Statement on Form S-1 (No. 333-172261), (iii) 1,875,000 shares of common stock issuable upon exercise of warrants issued to our investors (the “Investor Warrants”) previously registered pursuant to Registration Statement on Form S-1 (No. 333-172261), (iv) 375,000 shares of our common stock issuable upon exercise of the warrants issued to our co-placement agents in the private placement (the “Agent Warrants”) previously registered pursuant to Registration Statement on Form S-1 (No. 333-172261), (v) 280,000 shares of our common stock issuable upon exercise of warrants issued to investor relations firms (the “Investor Relations Warrants” and, together with the Investors Warrants and the Agent Warrants, the “Warrants”) previously registered pursuant to Registration Statement on Form S-1 (No. 333-172261) and (vi) 403,00095,000 shares issuable upon exercise of options issued pursuant to our 2009 Stock Incentive Plan (the “Options”) (including 95,000 shares previously registered pursuant to Registration Statement on Form S-1 (No. 333-172261)). The Shares were issued to the selling stockholders in connection with private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

The selling stockholders may offer all or part of their Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the Shares by the selling stockholders, but we will receive funds from the exercise of the Warrants if and when those Warrants are exercised on a cash exercise basis. However, there is no assurance that such Warrants will be exercised. In addition, we will not receive any additional proceeds to the extent the Warrants are exercised on a cashless exercise basis. We are paying all of the registration expenses incurred in connection with the registration of the Shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the OTCBB under the symbol “SGZHE”. On January 31, 2013, the last reported sale of our common stock quoted on the OTCBB was $0.39 per share.

The selling stockholders, and any broker-dealer executing sell orders on behalf of the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.  Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

Recent Developments

We have incorporated by reference into this prospectus the Annual Report on Form 10-K of U.S. China Mining Group, Inc. for the fiscal year ended December 31, 2011, Amendment No. 1 to the Quarterly Report on Form 10-Q/A of U.S. China Mining Group, Inc. for the period ended March 31, 2011, Amendment No. 2 to the Quarterly Report on Form 10-Q/A U.S. China Mining Group, Inc. for the period ended June 30, 2011, Amendment No. 1 to the Quarterly Report on Form 10-Q/A U.S. China Mining Group, Inc. for the period ended September 31, 2011, Quarterly Report on Form 10-Q for the period ended March 31, 2012 that was filed with the Securities and Exchange Commission on May 21, 2012, Quarterly Report on Form 10-Q for the period ended June 30, 2012 that was filed with the Securities and Exchange Commission on August 30, 2012, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended June 30, 2012 that was filed with the Securities and Exchange Commission on September 6, 2012, Quarterly Report on Form 10-Q for the period ended September 30, 2012 that was filed with the Securities and Exchange Commission on November 14, 2012 and Current Reports on Form 8-K that were filed with the Securities and Exchange Commission on July 23, 2012 and October 18, 2012.  Pursuant to Rule 429 of the Securities Act of 1933, as amended, the information incorporated by reference to this prospectus updates and supplements U.S. China Mining Group, Inc.’s Prospectus dated March 25, 2011 (File No. 333-172261), as amended by U.S. China Mining Group, Inc.’s Post Effective Amendment No. 1, filed on April 29, 2011, U.S. China Mining Group, Inc.’s Post-Effective Amendment No. 2, filed on May 23, 2011, U.S. China Mining Group, Inc.’s Post-Effective Amendment No. 3, filed on April 30, 2012 and U.S. China Mining Group, Inc.’s Post-Effective Amendment No. 4, filed on June 5, 2012.

Pursuant to the Securities Purchase Agreement entered into by the Company in connection with our Private Placement on January 7, 2011, Guoqing Yue, our Chairman, agreed to transfer shares of our common stock held by him to the investors in the Private Placement if the Company did not meet certain net revenue thresholds for each of 2011 and 2012.  As the Company did not meet the applicable net revenue threshold for 2011, Mr. Yue was obligated to transfer 168,000 shares of our common stock (the “2011 Make Good Shares”) to the investors.  The 2011 Make Good Shares are being registered pursuant to this Registration Statement on behalf of the selling stockholders identified herein.

Investing in our common stock involves a high degree of risk. See “Item 1A.  Risk Factors” beginning on page 23 of our Annual Report on Form 10-K, filed on March 30, 2012, to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is __________, 2013

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

●	Our Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2011 that we filed with the SEC on April 27, 2012;
●	Our Amendment No. 2 to Quarterly Report on Form 10-Q/A for the period ended June 30, 2011 that we filed with the SEC on April 27, 2012;
●	Our Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended September 30, 2011 that we filed with the SEC on April 27, 2012
●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that we filed with the SEC on March 30, 2012; and
●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012 that we filed with the SEC on May 21, 2012;
●
Our Quarterly Report on Form 10-Q for the period ended June 30, 2012 that we filed with the SEC on August 30, 2012 as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended June 30, 2012 that was filed with the Securities and Exchange Commission on September 6, 2012,

●	Our Quarterly Report on Form 10-Q for the period ended September 30, 2012 that was filed with the Securities and Exchange Commission on November 14, 2012
●	Our Current Report on Form 8-K that as filed with the Securities and Exchange Commission on July 23, 2012
●	Our Current Report on Form 8-K that as filed with the Securities and Exchange Commission on October 18, 2012

By incorporating by reference our Annual Report, Quarterly Reports and Current Reports we can disclose important information to you, by referring you to our such reports, which is considered part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request to the Company, the Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the Registration Statement but not delivered with the prospectus.  Such requests may be made to us at our offices located at 15310 Amberly Drive, Suite 250, Tampa, Florida, 33647.  Additionally, the documents incorporated by reference may be accessed via our website at “http://www.uschinamining.com/.”

U.S. China Mining Group, Inc. is a public company and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document the Company files at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.” You can read and copy reports and other information concerning U.S. China Mining Group at the offices of the Financial Industry Regulatory Authority located at 1735 K Street, Washington, D.C. 20006.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholders identified below. We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.  As of the date of this prospectus there are 18,852,582 shares of common stock issued and outstanding.

The following table sets forth:

●	the name of the selling stockholders,

●	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

●
the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus (which includes the shares that would be issued on exercise of the warrants), and

●
the number and percentage of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

Euro Pacific Capital, Inc. and Luopan Capital, LLC are broker dealers and received the securities registered herein for their services to us acting as placement agent in our Private Placement.

Except for Euro Pacific Capital, Inc. and Luopan Capital, LLC, none of the selling stockholders is a broker dealer or an affiliate of a broker dealer.  None of the selling stockholders had any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

Other than Yvonne Zhang, our former Chief Financial Officer, Elan Yaish, a current member of our Board of Directors, and Xinyu Peng, our current Chief Financial Officer, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years.  No other selling stockholder has had a material relationship with the Company except for (i) Euro Pacific Capital, Inc. and Luopan Capital, LLC, and their respective affiliates and employees, acting in their capacities as our placement agent, (ii) Greenview Capital, LLC, acting as consultant to the Company in connection with the Private Placement, (iii) Ms. Zhang, acting as a consultant to the Company in connection with the Private Placement and on an ongoing basis, and (iv) American Capital Ventures and Hayden International Communications, Inc., and their respective affiliates and employees, acting as consultants to the Company on investor relations matters.

We entered into Engagement Letter (the “Placement Agent Agreement”) with Euro Pacific Capital, Inc the “Placement Agents” on November 25, 2010 whereby Euro Pacific Capital, Inc. received as compensation for acting as placement agent in the Private Placement (i) a total cash fee of 8.5% of the proceeds raised from the Private Placement; and (ii) Agent Warrants to purchase up to 375,000 shares of common stock.  Pursuant to participating agent agreements by and among Euro Pacific Capital, Inc. and Luopan Capital, LLC, Luopan Capital, LLC received as compensation for acting as a co-agent in the Private Placement, solely out of the compensation paid to Euro Pacific Capital, Inc. as described above, (i) a cash fee in the amount of approximately $90,000; and (ii) Agent Warrants to purchase up to 18,750 shares of common stock at an exercise price of $6.80 per share.  Euro Pacific Capital, Inc. and Luopan Capital, LLC were responsible for raising the minimum offering amount of $8,000,000 of Units and were compensated as set forth above.  The funds in connection with the Private Placement were held with Escrow, LLC, acting as escrow agent, and were released to us upon the consummation of the closing under the Securities Purchase Agreement.  We also entered into a letter agreement with Greenview Capital, LLC, pursuant to which Greenview Capital, LLC would receive 120,000 shares of Common Stock as consideration for providing consulting services on behalf of the Company in connection with the Private Placement and an additional 20,000 shares of Common Stock upon the listing of our Common Stock on a national exchange.

Pursuant to the Securities Purchase Agreement entered into by the Company in connection with our Private Placement, Guoqing Yue, our Chairman, agreed to transfer shares of our common stock held by him to the investors in the Private Placement if the Company did not meet certain net revenue thresholds for each of 2011 and 2012.  As the Company did not meet the applicable net revenue threshold for 2011, Mr. Yue was obligated to transfer 168,000 shares of our common stock (the “2011 Make Good Shares”) to the investors.  The table below includes the 2011 Make Good shares transferred to each investor.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale, including those issuable on exercise of warrants. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name	Shares of Common Stock Beneficially Owned prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered (2)	Number of Shares of Shares Common Stock Beneficially Owned after Offering	Percent Ownership after Offering
Common Stock and Investor Warrants
ABRAMS PENSION PLAN 1, JACK (3)	15,448	15,448	0	0%
ADVANCED DERMATOLOGY ASSOC 401K (4)	23,172	23,172	0	0%
ALLSTATES DRYWALL INC EE S T (5)	19,310	19,310	0	0%
AMERMAN, MATTHEW C CARRIE (6)	19,310	19,310	0	0%
ANTHONY III, RICHARD P & KIMBERLY J (7)	19,310	19,310	0	0%
ARCHIBALD, JEFF (8)	19,310	19,310	0	0%
BACOLINI, VINCE (9)	38,620	38,620	0	0%
BACON TRUST, JAMES V (10)	30,896	30,896	0	0%
BARNEY REV TR, GERALD AND BEVERLY (11)	19,310	19,310	0	0%
BASLER LIVING TRUST, SARAH J (12)	19,310	19,310	0	0%
BEESON, CURTIS ANDREW & BRENDA BATENBURG (13)	15,448	15,448	0	0%
BELASCO, CHARLOTTE J (14)	19,310	19,310	0	0%
BENSON LIVING TRUST, NANCY L (15)	19,310	19,310	0	0%
BISHOP, ROBERT L TOD FRANCINE (16)	19,310	19,310	0	0%
BIZ, TONY & JEANNE C LIM (17)	15,448	15,448	0	0%
BRABENAC, CHARLES (18)	19,310	19,310	0	0%
BRADBURY IRRVOC TR, JOSH D (19)	30,896	30,896	0	0%
BRADBURY JR IRREV TRUST, JOSH D (20)	30,896	30,896	0	0%
BRADBURY REVOCABLE TRUST (21)	30,896	30,896	0	0%
BRADLEY ANESTHESIOLOGY PSP (22)	19,310	19,310	0	0%
BROWN SEP IRA, FBO JAMES CURTIS (23)	30,896	30,896	0	0%
BROWNE IRA, FBO PAT (24)	19,310	19,310	0	0%
BRUNZLICK MEDICAL SERVICES INC (25)	19,310	19,310	0	0%
BUCKTHORN LLC (26)	19,310	19,310	0	0%
BUKAMIER FAMILY TRUST (27)	19,310	19,310	0	0%
CARDILE SR, FRANK (28)	19,310	19,310	0	0%
CARROLL, TIMOTHY (29)	15,448	15,448	0	0%
CATHRO TRUST, ROBERT E (30)	28,965	28,965	0	0%
CLARK JR, DONALD GIRARD & DEBRA L (31)	19,310	19,310	0	0%
CLAUSSEN TRUST (32)	19,310	19,310	0	0%
CLEARPATH LLC (33)	19,310	19,310	0	0%
COLTRIN, JOANNE & ANDRE (34)	42,482	42,482	0	0%
COOPER, CAROL IMBT (35)	38,620	38,620	0	0%
CRANE TRUST, TIMOTHY R (36)	19,310	19,310	0	0%
CREWS SEP IRA, FBO TERRY ALAN (37)	30,896	30,896	0	0%
CYR, WILLIAM J (38)	19,310	19,310	0	0%
DAYBREAK SPECIAL SITUATIONS MASTER FUND (39)	193,100	193,100	0	0%
DIPAOLO WORTHINGTON FAMILY TRUST (40)	19,310	19,310	0	0%
DOMINGUEZ TRUST (41)	42,482	42,482	0	0%
DRELICK IRA, FBO STANLEY J (42)	19,310	19,310	0	0%
DREW & RASKIN P/S PLAN (43)	30,896	30,896	0	0%
DREYER JR, JAMES D (44)	38,620	38,620	0	0%
DUNKUM III IRA, FBO WILLIS (45)	19,310	19,310	0	0%
EARL, BENJAMIN R & JONEE D (46)	19,310	19,310	0	0%
EDSON ROLLOVER IRA, FBO RALPH DALE (47)	19,310	19,310	0	0%
EDWARDS, JONATHAN & VIRGINIA C ADAMS (48)	19,310	19,310	0	0%
ELLIS IRA - BDA NSPS BARBARA (49)	19,310	19,310	0	0%
EVERETT, BLAKE & LISA (50)	27,034	27,034	0	0%
FELDMAN, GEORGE (51)	69,516	69,516	0	0%
FINEGOLD REVOCABL, JACK & TAMI (52)	19,310	19,310	0	0%
FOREMAN TRUST, DEBORAH D (53)	19,310	19,310	0	0%
FOSS REV TR, ROBERT T & MARGARET (54)	19,310	19,310	0	0%
FRANKLIN FAMILY TRUST, BRUCE A (55)	27,034	27,034	0	0%

FRED HARPER LLC (56)	19,310	19,310	0	0%
FRIED FAMILY TRUST (57)	19,310	19,310	0	0%
FRIESEN, WALTER (58)	38,620	38,620	0	0%
GADOL DMD PSP (59)	15,448	15,448	0	0%
GALUZ JT LIVING TST, ALEXANDER & YANA (60)	23,172	23,172	0	0%
GARY MARDER DO TR ALLERGY DERMATOLOGY & SKIN INC (61)	19,310	19,310	0	0%
GHAI, VIVEK (62)	19,310	19,310	0	0%
GLASER JR ROLLOVER IRA, FBO DONALD T (63)	19,310	19,310	0	0%
GLEASON, KENNETH RAY (64)	15,448	15,448	0	0%
GLEASON, RANDELL SCOTT & MICHELE LEE (65)	15,448	15,448	0	0%
GREENVIEW CAPITAL, LLC (66)	140,000	140,000	0	0%
GRIFFIN UTMA OH, DANIEL J (67)	19,310	19,310	0	0%
GRIFFIN UTMA OH, MICHELLE E (68)	19,310	19,310	0	0%
GRIFFIN, JULIA L (69)	19,310	19,310	0	0%
GRIFFIN, SCOTT R (70)	19,310	19,310	0	0%
GROFF LIVING TRUST (71)	19,310	19,310	0	0%
GUAGLIARDO, LARRY (72)	77,240	77,240	0	0%
HANNON, TODD A & MICHELLE L (73)	27,806	27,806	0	0%
HARMS ROLLOVER IRA, FBO STEVEN PAUL (74)	19,310	19,310	0	0%
HEARST, BARBARA (75)	19,310	19,310	0	0%
HEIMANN LIVING TR, ROBERT K (76)	38,620	38,620	0	0%
HEINKING, MARY (77)	19,310	19,310	0	0%
HSIAO, CHIN (78)	19,310	19,310	0	0%
HUNTSINGER IRA, BDA NSPS BERT JUDE (79)	19,310	19,310	0	0%
JACKSON IRA, FBO ROYCE V (80)	28,965	28,965	0	0%
JOHNSON REV TRST, DOUGLAS WILLIAM (81)	19,310	19,310	0	0%
KARAMAOUN, NICOLAS (82)	19,310	19,310	0	0%
KASSIN, MARC (83)	23,172	23,172	0	0%
KEALY REVOCABLE TRUST, JOHN T (84)	15,448	15,448	0	0%
KERENYI, JUSTIN (85)	19,310	19,310	0	0%
KESSLER, CYNTHIA & JAMES (86)	19,310	19,310	0	0%
KIENE, HEIDI W & KEVIN (87)	15,448	15,448	0	0%
KINZUA INVESTMENT CLUB (88)	19,310	19,310	0	0%
KIRK, PATRICK & GLORIA (89)	38,620	38,620	0	0%
KK SWOGGER ASSET MANAGEMENT (90)	38,620	38,620	0	0%
KLEPPEN, ART & KIMBERLY (91)	19,310	19,310	0	0%
KLOECKNER, DARREL LEE (92)	19,310	19,310	0	0%
LADNER ROLLOVER IRA, FBO THOMAS AARON (93)	38,620	38,620	0	0%
LARSON FAMILY 2006 TRUST (94)	19,310	19,310	0	0%
LARSON, DAVID W & JENNIFER L (95)	19,310	19,310	0	0%
LEARY, LAWRENCE (96)	57,930	57,930	0	0%
LEWIS DECL OF TRUST, CINDY J (97)	19,310	19,310	0	0%
LONG, CAROLYN R (98)	19,310	19,310	0	0%
LUNDBERG ROLLOVER IRA, FBO GERSHOM (99)	30,896	30,896	0	0%
LUTTER ROTH IRA, FBO JAMES ALLEN (100)	23,172	23,172	0	0%
MACCABEE TRUST (101)	19,310	19,310	0	0%
MADARAZ IRA, FBO GEORGE (102)	19,310	19,310	0	0%
MARK R MITCHELL MD A MEDICAL CORP DBPP (103)	19,310	19,310	0	0%
MARTIN, MITCHELL & DEBORAH (104)	19,310	19,310	0	0%
MATULA FAMILY LP CLASS 2 A PARTNERSHIP (105)	30,896	30,896	0	0%
MAY, FRANCIS BRENT & JONEITA JEAN (106)	22,400	22,400	0	0%
MCCARTHY, JOSEPH & MIKI (107)	19,310	19,310	0	0%
MCHUGH, LAURA D (108)	19,310	19,310	0	0%
MCINTYRE TRUST, ROD (109)	38,620	38,620	0	0%
MCNAMEE, COREY SHANNON (110)	19,310	19,310	0	0%
MCPHERSON, J MARK (111)	38,620	38,620	0	0%

MEISTER NON-EXEMPT MARITAL TR (112)	30,896	30,896	0	0%
MIGAS IRA, FBO MARYANN (113)	19,310	19,310	0	0%
MJFIL LLC (114)	19,310	19,310	0	0%
MMH GROUP LLC (115)	77,240	77,240	0	0%
MOHR TRUST, EDWARD CHARLES (116)	19,310	19,310	0	0%
MONA ROLLOVER IRA, FBO GERALD (117)	19,310	19,310	0	0%
MOORE, RICHARD (118)	15,448	15,448	0	0%
MUELLER, SCOTT (119)	19,310	19,310	0	0%
MULLEN SEPERATE PRPRTY TR, PATRICK (120)	19,310	19,310	0	0%
MUNRO, PAMELA HARRINGTON (121)	19,310	19,310	0	0%
NAHUM, ANTHONY (122)	19,310	19,310	0	0%
NASS, IRA FBO TIMOTHY (123)	19,310	19,310	0	0%
NASS, ROLLOVER IRA FBO KENNETH HENRY (124)	42,482	42,482	0	0%
NEIBERG, MARY (125)	38,620	38,620	0	0%
NEXT VIEW CAPITAL, LP (126)	231,720	231,720	0	0%
NOBLES, VADA (127)	38,620	38,620	0	0%
OLSON FAMILY TRUST (128)	19,310	19,310	0	0%
O'NEILL, KEVIN P & SUZANNE ODELL (129)	19,310	19,310	0	0%
OSTERHAUS REV TR, MARK A (130)	19,310	19,310	0	0%
PARAGON CAPITAL, LP (131)	106,205	106,205	0	0%
PARKER, RUSSELL (132)	38,620	38,620	0	0%
PETERSON, TINA C & HENDRIKUS M SCHRAVEN (133)	19,310	19,310	0	0%
POINT AUX CHENES LLC (134)	19,310	19,310	0	0%
POM INVESTMENTS LLC (135)	38,620	38,620	0	0%
POTAPCHUK, RICHARD (136)	115,860	115,860	0	0%
QMI FERTILIZER & GRAIN INC (137)	19,310	19,310	0	0%
RAVENEL III, BRUCE WALKER (138)	154,480	154,480	0	0%
RAWLINGS, JASON L & LEANNE K (139)	19,310	19,310	0	0%
REISNER ROLLOVER IRA, FBO JEFFREY (140)	38,620	38,620	0	0%
RICE ROLLOVER IRA, FBO MARSHALL CARL (141)	38,620	38,620	0	0%
RICHARDS, ELIZABETH (142)	57,930	57,930	0	0%
ROZOV, YADIN (143)	19,310	19,310	0	0%
SANDERS FAM TR REV TR, GAYLE M & DEBORAH (144)	19,310	19,310	0	0%
SCHAIRER JR, HENRY LOUIS (145)	19,310	19,310	0	0%
SCHEIN VENTURES LLC (146)	19,310	19,310	0	0%
SCHIFF, PETER D (147)	61,792	61,792	0	0%
SCHORTMANN, PETER & SUSAN (148)	19,310	19,310	0	0%
SCHWARTZ, MIRIAM (149)	19,310	19,310	0	0%
SCOTT R LENNES IRA LLC (150)	15,448	15,448	0	0%
SCOTT, KENT & LAURA (151)	19,310	19,310	0	0%
SCULLY, DAVID ALAN (152)	19,310	19,310	0	0%
SCULLY, MICHAEL (153)	27,034	27,034	0	0%
SHEAHAN, JAMES A & MELODY K (154)	19,310	19,310	0	0%
SHIRA CAPITAL LLC (155)	77,240	77,240	0	0%
SIMONS, EDGAR (156)	27,034	27,034	0	0%
SMITH, STEVE (157)	19,310	19,310	0	0%
SORGE JR IRA, FBO PAUL E (158)	19,310	19,310	0	0%
SPADY, ROBERT NEAL & LINDA (159)	19,310	19,310	0	0%
SPIELMAN AND ELKIN REV TR (160)	19,310	19,310	0	0%
SPOLUM IRA, FBO DIANE D (161)	19,310	19,310	0	0%
STEFANIK REVOCABLE TRUST, AMY J (162)	38,620	38,620	0	0%
STEPHEN P MCCARRON P C PFT SHRING PL (163)	19,310	19,310	0	0%
SULLIVAN, CHARLES & CAROL (164)	19,310	19,310	0	0%
SURERUS IRA, FBO GERARD (165)	15,448	15,448	0	0%

SUTER FAMILY TRUST (166)	38,620	38,620	0	0%
TAMBORELLO ROLLOVER IRA, FBO JAMES A (167)	38,620	38,620	0	0%
TASLIMI, MEHRAN M (168)	270,340	270,340	0	0%
TASLIMI, SHIDAN (169)	270,340	270,340	0	0%
THIARA FAMILY TRUST (170)	19,310	19,310	0	0%
TISHERMAN FAMILY TRUST DTD 6/28/06 (171)	38,620	38,620	0	0%
TUMKO, OLEKSANDR & OKSANA (172)	19,310	19,310	0	0%
VAL EYE CARE MED GRP FBO STAFF (173)	38,620	38,620	0	0%
VDHF HOLDING CO (174)	38,620	38,620	0	0%
WAHL IRA, FBO HOWARD W (175)	38,620	38,620	0	0%
WALKER ROLLOVER IRA, FBO RUSSELL B (176)	19,310	19,310	0	0%
WARBERG OPPORTUNISTIC TRADING FUND (177)	28,965	28,965	0	0%
WARD, CLIFF (178)	19,310	19,310	0	0%
WEAVER, TIMOTHY M (179)	57,930	57,930	0	0%
WELSH, KERRY LEE & HELEN (180)	77,240	77,240	0	0%
WILEY FAMILY LIVING TRUST (181)	15,448	15,448	0	0%
YANO LOVING TRUST (182)	19,310	19,310	0	0%
ZINK ROLLOVER IRA, FBO PAUL HARPER (183)	23,172	23,172	0	0%
Placement Agent Warrants
LUOPAN CAPITAL LLC (184)	18,750	18,750	0	0%
MARS, GERALD L. (185)	26,250	26,250	0	0%
MCBEAN, WILLIAM G. (186)	110,000	110,000	0	0%
SCHIFF, PETER D. (187)	110,000	110,000	0	0%
TAN, THOMAS Z. (188)	110,000	110,000	0	0%
Investor Relations Warrants
AMERICAN CAPITAL VENTURES, INC. (189)	128,000	128,000	0	0%
CHIMERA STONE LLC (190)	3,000	3,000	0	0%
ECO INVESTOR GUIDE (191)	2,000	2,000	0	0%
HAYDEN COMMUNICATIONS INTERNATIONAL, INC. (192)	57,000	57,000	0	0%
KINGDOM BUILDING, INC. (193)	12,000	12,000	0	0%
LAI, JOHNNY (194)	2,000	2,000	0	0%
MAPLEHURST INVESTMENT GROUP, LLC (195)	65,000	65,000	0	0%
MILNER, LAUREN (196)	2,000	2,000	0	0%
PENG, FENG (197)	2,000	2,000	0	0%
POWELL, SCOTT (198)	2,000	2,000	0	0%
SASSO, DAVID (199)	5,000	5,000	0	0%
Option Holders
YAISH, ELAN (200)	80,000	80,000	0	0%
ZHANG, YVONNE (201)	105,000	105,000	0	0%
PENG, XINYU (202)	100,000	100,000	0	0%
TOTAL	6,873,000	6,873,000	0	0%

* The shares are owned by respective holders as joint tenants with right of survivorship.

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 18,852,582 shares of Common Stock outstanding as of January 31, 2013.

(2)	Includes the number of shares set forth opposite each Selling Stockholders’ name, and the number of shares that may be issued pursuant to the Warrants.

(3)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(4)	Consists of 15,672 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(5)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(6)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(7)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250shares of our Common Stock.
(8)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(9)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(10)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(11)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(12)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(13)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(14)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(15)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(16)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(17)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(18)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(19)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(20)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(21)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(22)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(23)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(24)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(25)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(26)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(27)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(28)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(29)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(30)	Consists of 19,590 shares of our Common Stock and 9,375 shares of our Common Stock underlying Warrants to purchase up to 9,375 shares of our Common Stock.
(31)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.

(32)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(33)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(34)	Consists of 28,732 shares of our Common Stock and 13,750 shares of our Common Stock underlying Warrants to purchase up to 13,750 shares of our Common Stock.
(35)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(36)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(37)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(38)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(39)	Consists of 130,600 shares of our Common Stock and 62,500 shares of our Common Stock underlying Warrants to purchase up to 62,500 shares of our Common Stock.
(40)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(41)	Consists of 28,732 shares of our Common Stock and 13,750 shares of our Common Stock underlying Warrants to purchase up to 13,750 shares of our Common Stock.
(42)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(43)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(44)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(45)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(46)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(47)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(48)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(49)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(50)	Consists of 18,284 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(51)	Consists of 47,016 shares of our Common Stock and 22,500 shares of our Common Stock underlying Warrants to purchase up to 22,500 shares of our Common Stock.
(52)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(53)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(54)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(55)	Consists of 18,284 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(56)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(57)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(58)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(59)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.

(60)	Consists of 15,672 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(61)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(62)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(63)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(64)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(65)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(66)
Consists of 120,000 shares of our Common Stock outstanding and 20,000 shares of our Common Stock to be issued to Greenview Capital, LLC upon the successful listing of our Common Stock on a national exchange.

(67)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(68)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(69)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(70)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(71)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(72)	Consists of 52,240 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.
(73)	Consists of 18,806 shares of our Common Stock and 9,000 shares of our Common Stock underlying Warrants to purchase up to 9,000 shares of our Common Stock.
(74)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(75)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(76)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(77)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(78)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(79)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(80)	Consists of 19,590 shares of our Common Stock and 9,375 shares of our Common Stock underlying Warrants to purchase up to 9,375 shares of our Common Stock.
(81)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(82)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(83)	Consists of 15,672 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(84)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(85)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(86)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(87)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.

(88)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(89)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(90)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(91)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(92)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(93)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(94)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(95)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(96)	Consists of 39,180 shares of our Common Stock and 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(97)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(98)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(99)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(100)	Consists of 15,672 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(101)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(102)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(103)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(104)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(105)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(106)	Consists of 15,150 shares of our Common Stock and 7,250 shares of our Common Stock underlying Warrants to purchase up to 7,250 shares of our Common Stock.
(107)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(108)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(109)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(110)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(111)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(112)	Consists of 20,896 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(113)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(114)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(115)	Consists of 52,240 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.

(116)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(117)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(118)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(119)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(120)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock..
(121)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(122)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(123)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(124)	Consists of 28,732 shares of our Common Stock and 13,750 shares of our Common Stock underlying Warrants to purchase up to 13,750 shares of our Common Stock.
(125)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(126)	Consists of 156,720 shares of our Common Stock and 75,000 shares of our Common Stock underlying Warrants to purchase up to 75,000 shares of our Common Stock.
(127)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(128)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(129)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(130)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(131)	Consists of 71,830 shares of our Common Stock and 34,375 shares of our Common Stock underlying Warrants to purchase up to 34,375 shares of our Common Stock.
(132)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(133)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(134)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(135)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(136)	Consists of 78,360 shares of our Common Stock and 37,500 shares of our Common Stock underlying Warrants to purchase up to 37,500 shares of our Common Stock.
(137)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(138)	Consists of 104,480 shares of our Common Stock and 50,000 shares of our Common Stock underlying Warrants to purchase up to 50,000 shares of our Common Stock.
(139)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(140)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(141)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(142)	Consists of 39,180 shares of our Common Stock and 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(143)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.

(144)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(145)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(146)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(147)	Consists of 41,792 shares of our Common Stock and 20,000 shares of our Common Stock underlying Warrants to purchase up to 20,000 shares of our Common Stock.
(148)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(149)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(150)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(151)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(152)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(153)	Consists of 18,284 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(154)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(155)	Consists of 52,240 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.
(156)	Consists of 18,284 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(157)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(158)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(159)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(160)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(161)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(162)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(163)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(164)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(165)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(166)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(167)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(168)	Consists of 182,840 shares of our Common Stock and 87,500 shares of our Common Stock underlying Warrants to purchase up to 87,500 shares of our Common Stock.
(169)	Consists of 182,840 shares of our Common Stock and 87,500 shares of our Common Stock underlying Warrants to purchase up to 87,500 shares of our Common Stock.
(170)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(171)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.

(172)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(173)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(174)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(175)	Consists of 26,120 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(176)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(177)	Consists of 19,590 shares of our Common Stock and 9,375 shares of our Common Stock underlying Warrants to purchase up to 9,375 shares of our Common Stock.
(178)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(179)	Consists of 39,180 shares of our Common Stock and 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(180)	Consists of 52,240 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.
(181)	Consists of 10,448 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(182)	Consists of 13,060 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(183)	Consists of 15,672 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(184)	Consists of 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(185)	Consists of 26,250 shares of our Common Stock underlying Warrants to purchase up to 26,250 shares of our Common Stock.
(186)	Consists of 110,000 shares of our Common Stock underlying Warrants to purchase up to 110,000 shares of our Common Stock.
(187)	Consists of 110,000 shares of our Common Stock underlying Warrants to purchase up to 110,000 shares of our Common Stock.
(188)	Consists of 110,000 shares of our Common Stock underlying Warrants to purchase up to 110,000 shares of our Common Stock.
(189)	Consists of 128,000 shares of our Common Stock underlying Warrants to purchase up to 128,000 shares of our Common Stock.
(190)
Consists of 1,500 shares of our Common Stock underlying Warrants to purchase up to 1,500 shares of our Common Stock to be issued by April 18, 2011, and 1,500 shares of our Common Stock underlying Warrants to purchase up to 1,500 shares of our Common Stock to be issued by October 18, 2011.

(191)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(192)
of (i) 8,500 shares of our Common Stock underlying Warrants to purchase up to 8,500 shares of our Common Stock to be issued by April 18, 2011, (ii) 8,500 shares of our Common Stock underlying Warrants to purchase up to 8,500 shares of our Common Stock to be issued by October 18, 2011 and (iii) 40,000 shares of our Common Stock underlying Warrants to purchase up to 40,000 shares of our Common Stock to be issued only in the event the Company’s Common Stock trades above $12.00 per share and achieves an average daily trading volume of 50,000 shares for thirty (30) days.

(193)
Consists of 6,000 shares of our Common Stock underlying Warrants to purchase up to 6,000 shares of our Common Stock to be issued by April 18, 2011, and 6,000 shares of our Common Stock underlying Warrants to purchase up to 6,000 shares of our Common Stock to be issued by October 18, 2011.

(194)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(195)	Consists of 65,000 shares of our Common Stock underlying Warrants to purchase up to 65,000 shares of our Common Stock.

(196)	Consists of 2,000 shares of our Common Stock underlying Warrants to purchase up to 2,000 shares of our Common Stock.
(197)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(198)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(199)	Consists of 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(200)	Consists of 80,000 shares of our Common Stock underlying Options to purchase up to 80,000 shares of our Common Stock.
(201)	Consists of 50,000 shares of our Common Stock outstanding and 55,000 shares of our Common Stock underlying Options to purchase up to 55,000 shares of our Common Stock.
(202)	Consists of 100,000 shares of our Common Stock underlying Options to purchase up to 100,000 shares of our Common Stock.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the company, but excluding any broker or similar commissions incurred by any selling stockholder.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person.  In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock.  All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Authorized for Issuance under Equity Compensation Plan

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans not approved by security holders	165,000	$5.59	4,835,000-
Total	165,000	$5.59	4,835,000-

As of December 31, 2011, we had one equity compensation plan in effect. The Company’s 2006 Stock Option/Stock Issuance Plan was adopted on March 14, 2006, and under its terms, the approval by our shareholders was required within 12 months of its adoption date. As the plan was not approved by our shareholders within that time, no further issuance under the plan is permitted in accordance with its terms.  The Company then replaced the 2006 Stock Option/Stock Issuance Plan with the 2009 Stock Incentive Plan, which has not been approved by our shareholders.

Pursuant to the 2009 Stock Incentive Plan, which is administered by our Compensation Committee, we have reserved 5,000,000 shares of our common stock for issuance to recipients of awards granted under the plan, subject to adjustment in the event of a change in corporate capitalization (e.g., a stock split, stock dividend, merger, share exchange, etc.).  We adopted the plan for purposes of assisting us to attract, retain and provide incentives to key management employees and nonemployee directors of, and non-employee consultants to, us and our affiliates, and to align the interests of such individuals with those of our stockholders.  Grants of awards may be made to any officer, director, employee, or consultant to the company.  We may award incentive stock options (available to employees only), nonqualified stock options, stock awards, performance stock awards and performance units to any participant as determined by our Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned on January 31, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of January 31, 2013 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on 18,852,582 common shares issued and outstanding as of January 31, 2013. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

	Number of Shares (2)		% of Class of Stock Outstanding (4)
Name and Address of Beneficial Owner (1)	Common Stock	Preferred Stock (3)	Common Stock	Preferred Stock
Guoqing Yue, Chairman of the Board of Directors (5)(11)(12)	6,232,000	-	33.06%	-
Hongwen Li, President and Director	1,092,038	400,000	5.79%	100%
Xinyu Peng, Chief Financial Officer (6)	100,000	-	* -	-
Weiwei Li, former Interim Chief Financial Officer (6)	-	-	-	-
Elan Yaish, Director (7)	80,000	-	*	-
Yanlin Qu, Director (8)	-	-	-	-
Shengchun Liu, Director (9)	-	-	-	-
Heilongjiang Xing An Mining Development Group Co., Ltd. (5)	4,800,000	-	25.46%	-
Mingshu Gong (5) (10)	6,232,000	-	33.06%	-
All Directors and Executive Officers as a Group (6 persons)	7,504,038	400,000	39.43%	100%

* Less than 1%

(1)	Unless otherwise indicated, the address of the named beneficial owners is: 15310 Amberly Drive, Suite 250, Tampa, Florida, 33647.
(2)	Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to information made known by the Company.
(3)	Each share of preferred stock is convertible into 1 share of common stock and votes on an as converted basis with the shares of common stock on all matters presented to shareholders.
(4)	Based on 18,852,582 shares of Common Stock and 400,000 shares of Preferred Stock outstanding as of March 23, 2012.
(5)
The address of these named beneficial owners is: No. 9 People Road, Jiagedaqi, Jiagedaqi District, Da Xing’an Mountain Region, Heilongjiang Province, PRC 165000. These named beneficial owners received shares of our common stock in connection with the acquisition of Xing An.

(6)
Ms. Li was our interim Chief Financial Officer from March 17, 2010 until Mr. Peng was appointed our Chief Financial Officer on March 11, 2011.  The shares held by Mr. Peng represent 100,000 shares of Common Stock underlying stock options that are currently exercisable.

(7)	Elan Yaish’s address is: 265 Sunrise Highway, Suite 1-315, Rockville Centre, NY 11570. Represents 80,000 shares of Common Stock underlying stock options.
(8)	Yanlin Qu’s address is: Suite #301, Unit 1, #6, A Shen He St., Nan Gang District, Harbin City, Heilongjiang Province, China.
(9)	Shengchun Liu’s address is: #7 Xuan Qing St., Nan Gang District, Harbin City, Heilongjiang Province, China.
(10)
Mingshu Gong is the sole shareholder and a director of Heilongjiang Xing An Mining Development Group Co., Ltd. (“Xing An Mining”) and is the wife of Guoqing Yue.  Therefore, the number of shares reported as beneficially owned by Mingshu Gong includes 1,120,000 shares held directly by Ms. Gong, 480,000 shares held directly by her husband, Guoqing Yue, and 4,800,000 shares owned by Xing An Mining.

(11)
Guoqing Yue is a director of Xing An Mining and is married to the sole shareholder and a director of Xing An Mining, Mingshu Gong. Therefore, the number of shares reported as beneficially owned by Guoqing Yue includes 312,000 shares held directly by Mr. Yue, 1,120,000 shares held directly by his wife, Mingshu Gong, and 4,800,000 shares owned by Xing An Mining.

EXPERTS

The consolidated financial statements of U.S. China Mining Group, Inc. and its subsidiaries as of December 31, 2011 and December 31, 2010, contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, have been audited by Goldman Kurland Mohidin LLP, an independent registered public accounting firm, as stated in their report dated March 27, 2012, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$4,239
Printing Fees	$1,500	*
Accounting fees	$7,500	*
Legal fees and expenses	$100,000	*
Total	$113,239	*

	* estimates

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Indemnification of Officers and Directors

The statutes, charter provisions, by-laws, contracts or other arrangements under which any of our controlling person, director or officer is or may be insured or indemnified against any liability which he may incur in that capacity, are as follows:

(1)           Sections 78.037, 78.7502, 78.751, and 78.752 of the Nevada Revised Statutes offer limitation of liability protection for officers and directors, indemnification protection of officers, directors, employees and agents of a Nevada corporation, and provide that Nevada corporations may purchase insurance to protect directors, officers, employees and agents. They generally provide that:

(a)           a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)           a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)            to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(2)           The Company’s articles of incorporation provides that to the fullest extent allowed by law, the directors and executive officers of the Company shall be entitled to indemnification from the Company for acts or omissions taking place in connection with their activities in such capacities.

(3)           The Company’s by-laws provides indemnification rights to the Company’s officers, directors or controlling persons in a manner similar to the Nevada statutes described above.

(4)           The Company has directors and officers insurance that insures our officers, directors or controlling persons against liabilities that may arise against them those capacities.

(5)           The Company is contractually obligated to indemnify one of its directors in connection with such director’s duties serving as our director pursuant to an indemnification agreement.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On January 7, 2011, we entered into the Private Placement Transaction pursuant a Securities Purchase Agreement with certain investors (the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc., as the Placement Agent (“Euro Pacific”).  Each Unit sold in the Private Placement is comprised of (i) one share of our common stock, par value $0.001 per share and (ii) a five-year warrant (the “Investor Warrant”) to purchase 0.5 shares of our Common Stock at a per share exercise price of $6.80 per share.

In connection with the closing of the Private Placement, we received net proceeds of $13,650,500 after payment of $1,349,500 of aggregate cash commissions to the Placement Agent and Luopan Capital LLC, as co-placement agent (collectively with Euro Pacific, the “Placement Agents”), and other offering expenses and related costs in connection with the Private Placement.  In addition, we issued to the Placement Agents and certain of their employees five-year warrants to purchase an aggregate of 375,000 shares of our Common Stock, at an exercise price of $6.80 per share (the “Agent Warrants”).

The Investor Warrants can be called by the Company for no consideration at any time after the shares of Common Stock underlying the Investor Warrants (the “Warrant Shares”) are registered for resale under an effective registration statement if the volume-weighted average trading price of the Common Stock for any 20 consecutive trading days equals or exceeds $12.00 per share and if the average trading volume during such 20-day period equals or exceeds $1,200,000.  The Investor Warrants and Agent Warrants may be exercised in cash or pursuant to a cashless exercise; however the Investor Warrants may only be exercised by cashless exercise if the Warrant Shares have not been registered for resale in an effective registration statement within twelve (12) months of their issuance. The exercise price of the Investor Warrants and the Agent Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

None of the Units, Investor Warrants or Agent Warrants, or the Common Stock issuable upon conversion or exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration.

Pursuant to the Securities Purchase Agreement entered into by the Company in connection with the Private Placement, Guoqing Yue, our Chairman, agreed to transfer shares of our common stock held by him to the investors in the Private Placement if the Company did not meet certain net revenue thresholds for each of 2011 and 2012.  As the Company did not meet the applicable net revenue threshold for 2011, Mr. Yue was obligated to transfer 168,000 shares of our common stock (the “2011 Make Good Shares”) to the investors.  The table below includes the 2011 Make Good shares transferred to each investor.

In connection with the Private Placement, the Company, Euro Pacific and the Investors entered into a Registration Rights Agreement on January 7, 2011, the Company has agreed to register for resale the total number of shares of Common Stock underlying the Units sold in the Private Placement (including such shares that are issuable upon the exercise of Investor Warrants and Agent Warrants), on a registration statement to be filed with the SEC on or prior to forty-five (45) days from the closing date of the Private Placement.  Additionally, the Company agreed to register the 2011 Make Good Shares pursuant to the terms of the Registration Rights Agreement.  The Company shall use its best efforts to have the registration statement declared effective within 150 days after the initial filing with the SEC or within 180 days if the registration statement is reviewed by the SEC.  The Company shall also maintain the effectiveness of the registration statement until all of the securities covered by the registration statement may be sold by the investors under Rule 144 without any restriction (including volume restrictions).

In the event the registration statement has not been filed or declared effective within the prescribed time period or if the Company has failed to maintain the effectiveness of the registration statement as required, the Company shall pay to the Investors liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period until the registration statement becomes effective, up to a maximum of 10.0%, and prorated for any period of less than 30 days.

The descriptions of the terms and conditions of the Securities Purchase Agreement, Investor Warrant, Agent Warrant and Registration Rights Agreement are qualified in their entirety by the full text of such documents, each of which is attached hereto as an Exhibit.

In connection with the Private Placement, on January 7, 2011, the Company issued 120,000 shares of Common Stock (the “Greenview Shares”) to Greenview Capital, LLC (“Greenview”) and 50,000 shares of Common Stock (the “Zhang Shares”) to Ms. Yvonne Zhang as consideration for services rendered by Greenview and Ms. Zhang, respectively, as a consultants to the Company with regards to the Private Placement.

The sale and issuance of the Units, Greenview Shares, Zhang Shares, Investor Warrants and Agent Warrants (and the issuance of shares of Common Stock upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 16.  Exhibits and Financial Statement Schedules

(a)

Exhibit Number	Description

2.1	Plan of Exchange, dated September 23, 2004 by which Heritage Companies, Inc. shall acquire Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si. (1)

2.2
Purchase and Sale Agreement By and Among Songzai Metal Products Co. Ltd and Songzai International Holding Group, Inc. (“Songzai”) covering the acquisition of certain assets formerly owned by Heihe Jinchang Coal Mine Co., Ltd. (2)

2.3
Stock Purchase Agreement dated as of December 31, 2007 by and among Songzai, Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”), and the holders of 100% of the equity interests of Hong Yuan and Sheng Yu (the “Xing An Shareholders”). (3)

2.4
Asset Purchase Agreement, dated as of May 19, 2010, by and among Erdos City Bayinmengke Liujiaqu Coal Co., Ltd., Erdos City Bayinmengke Investment Group Co., Ltd., Shan Li and Liying Wang, and Songzai International Holding Group Inc. (14)

3.1	Articles of Incorporation dated June 7, 2001. (4)

3.2	Articles of Exchange among Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si and the Company. (5)

3.3	Certificates of Amendments to Articles of Incorporation, dated October 23, 2003. (5)

3.4	Certificate of Amendment to Articles of Incorporation dated July 16, 2004. (4)

3.5	Certificate of Designation, Preference and Rights of Convertible Preferred Stock dated January 9, 2006. (4)

3.6	Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on January 7, 2008. (6)

3.7	Amendment to Articles of Incorporation of the Company, dated as of July 1, 2010, changing the Company’s name to U.S. China Mining Group, Inc. (15)

3.8	the Company’s Second Amended and Restated By-laws, as amended (13)

4.1	Form of the Promissory Note issued to the Xing An Shareholders (7)

4.2	Form of Investor Warrant (16)

4.3	Form of Agent Warrant (16)

5.1	Legal Opinion of McKenna Long & Aldridge LLP (19)

10.1	Escrow Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and U.S. Bank (7)

10.2	Trust Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and Anping Cang (7)

10.3	U.S. China Mining Group, Inc. 2009 Stock Incentive Plan (11)

10.4	Form of employment agreement between the Company and Hongwen Li (8)

10.5	Form of non-statutory stock option agreement with Yvonne Zhang (10)

10.6	Form of non-statutory stock option agreement with Elan Yaish (10)

10.7	First Amendment to Employment Agreement, dated as of January 14, 2011, by and between Hongwen Li and the Company. (17)

10.8	Form of director offer letter to Guoqing Yue (8)

10.9	Form of director offer letter to Elan Yaish (9)

10.10	Form of indemnification agreement with Elan Yaish (9)

10.11	Form of director offer letter to Yanlin Qu and Shengchun Liu (9)

10.12	Securities Purchase Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific (16)

10.13	Registration Rights Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific. (16)

10.14	Employment agreement between the Company and Xinyu Peng dated as of March 11, 2011. (18)

14	Code of Ethics (9)

21	List of subsidiaries (7)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of McKenna Long & Aldridge LLP (included in the opinion filed on Exhibit 5.1)

23.3	Consent of John T. Boyd Company, independent geologists (20)

24.1	Power of Attorney*

99.1	Coal Production Right Permit issued by the Heilongjiang Province Economy Committee, dated December 31, 2005. (4)

99.2	Safe Production Certificate issued by the Heilongjiang Coal Safety Inspection Bureau, dated February 16, 2006. (4)

99.3	Coal Mining Certificate No. 2300000520838 effective December 2005 (19)

99.4	Coal Mining Certificate No. C2300002009061120024549 effective April 29, 2010 (19)

101.INS	XBRL Instance Document **

101.SCH	XBRL Taxonomy Extension Schema Document **

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **

101.LAB	XBRL Taxonomy Extension Label Linkbase Document **

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

*Filed herewith

** The financial information formatted in XBRL (eXtensible Business Reporting Language) and previously furnished with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 are furnished herewith.

(1)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on January 2, 2004

(2)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on April 8, 2004.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 7, 2008.

(4)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2006.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on May 14, 2004.

(6)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 10, 2008.

(7)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on April 10, 2008.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 19, 2008.

(9)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 5, 2009.

(10)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 13, 2009.

(11)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on April 17, 2009.

(12)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 30, 2009.

(13)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on October 18, 2012.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 25, 2010.

(15)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 16, 2010.

(16)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 12, 2011.

(17)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 18, 2011.

(18)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 14, 2011.

(19)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1/A filed on March 17, 2011.

(20)	Incorporated by reference from the Registrant’s Post-Effective Amendment No. 3 to Registration Statement on Form S-1 filed on April 30, 2012

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Tampa, State of Florida, on February 4, 2013.

U.S. CHINA MINING GROUP, INC

/s/ Hongwen Li
Name: Hongwen Li
Title: Chief Executive Officer (principal executive officer)

/s/ Xinyu Peng
Name: Xinyu Peng
Title: Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that each person whose signature appears below constitutes and appoints Hongwen Li as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement on Form S-1, and any registration statement (including exhibits thereto and other documents in connection therewith) filed by the registrant under Securities and Exchange Commission Rule 462(b) of the Securities Act of 1933 which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Guoqing Yu	Chairman of the Board of Directors	February 4, 2013
Guoqing Yue

/s/ Hongwen Li	Chief Executive Officer and Director	February 4, 2013
Hongwen Li	(principal executive officer)

/s/ Xinyu Peng	Chief Financial Officer (principal	February 4, 2013
Xinyu Peng	financial officer and principal accounting officer)

/s/ Elan Yaish	Director	February 4, 2013
Elan Yaish

/s/ Yanlin Qu	Director	February 4, 2013
Yanlin Qu

/s/ Shengchun Liu	Director	February 4, 2013
Shengchun Liu

EXHIBIT INDEX

Exhibit Number	Description

2.1	Plan of Exchange, dated September 23, 2004 by which Heritage Companies, Inc. shall acquire Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si. (1)

2.2
Purchase and Sale Agreement By and Among Songzai Metal Products Co. Ltd and Songzai International Holding Group, Inc. (“Songzai”) covering the acquisition of certain assets formerly owned by Heihe Jinchang Coal Mine Co., Ltd. (2)

2.3
Stock Purchase Agreement dated as of December 31, 2007 by and among Songzai, Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”), and the holders of 100% of the equity interests of Hong Yuan and Sheng Yu (the “Xing An Shareholders”). (3)

2.4
Asset Purchase Agreement, dated as of May 19, 2010, by and among Erdos City Bayinmengke Liujiaqu Coal Co., Ltd., Erdos City Bayinmengke Investment Group Co., Ltd., Shan Li and Liying Wang, and Songzai International Holding Group Inc. (14)

3.1	Articles of Incorporation dated June 7, 2001. (4)

3.2	Articles of Exchange among Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si and the Company. (5)

3.3	Certificates of Amendments to Articles of Incorporation, dated October 23, 2003. (5)

3.4	Certificate of Amendment to Articles of Incorporation dated July 16, 2004. (4)

3.5	Certificate of Designation, Preference and Rights of Convertible Preferred Stock dated January 9, 2006. (4)

3.6	Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on January 7, 2008. (6)

3.7	Amendment to Articles of Incorporation of the Company, dated as of July 1, 2010, changing the Company’s name to U.S. China Mining Group, Inc. (15)

3.8	the Company’s Second Amended and Restated By-laws, as amended (13)

4.1	Form of the Promissory Note issued to the Xing An Shareholders (7)

4.2	Form of Investor Warrant (16)

4.3	Form of Agent Warrant (16)

5.1	Legal Opinion of McKenna Long & Aldridge LLP (19)

10.1	Escrow Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and U.S. Bank (7)

10.2	Trust Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and Anping Cang (7)

10.3	U.S. China Mining Group, Inc. 2009 Stock Incentive Plan (11)

10.4	Form of employment agreement between the Company and Hongwen Li (8)

10.5	Form of non-statutory stock option agreement with Yvonne Zhang (10)

10.6	Form of non-statutory stock option agreement with Elan Yaish (10)

10.7	First Amendment to Employment Agreement, dated as of January 14, 2011, by and between Hongwen Li and the Company. (17)

10.8	Form of director offer letter to Guoqing Yue (8)

10.9	Form of director offer letter to Elan Yaish (9)

10.10	Form of indemnification agreement with Elan Yaish (9)

10.11	Form of director offer letter to Yanlin Qu and Shengchun Liu (9)

10.12	Securities Purchase Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific (16)

10.13	Registration Rights Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific. (16)

10.14	Employment agreement between the Company and Xinyu Peng dated as of March 11, 2011. (18)

14	Code of Ethics (9)

21	List of subsidiaries (7)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of McKenna Long & Aldridge LLP (included in the opinion filed on Exhibit 5.1)

23.3	Consent of John T. Boyd Company, independent geologists (20)

24.1	Power of Attorney*

99.1	Coal Production Right Permit issued by the Heilongjiang Province Economy Committee, dated December 31, 2005. (4)

99.2	Safe Production Certificate issued by the Heilongjiang Coal Safety Inspection Bureau, dated February 16, 2006. (4)

99.3	Coal Mining Certificate No. 2300000520838 effective December 2005 (19)

99.4	Coal Mining Certificate No. C2300002009061120024549 effective April 29, 2010 (19)

101.INS	XBRL Instance Document **

101.SCH	XBRL Taxonomy Extension Schema Document **

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **

101.LAB	XBRL Taxonomy Extension Label Linkbase Document **

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

*Filed herewith

** The financial information formatted in XBRL (eXtensible Business Reporting Language) and previously furnished with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 are furnished herewith.

(1)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on January 2, 2004

(2)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on April 8, 2004.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 7, 2008.

(4)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2006.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on May 14, 2004.

(6)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 10, 2008.

(7)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on April 10, 2008.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 19, 2008.

(9)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 5, 2009.

(10)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 13, 2009.

(11)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on April 17, 2009.

(12)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 30, 2009.

(13)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on October 18, 2012.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 25, 2010.

(15)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 16, 2010.

(16)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 12, 2011.

(17)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 18, 2011.

(18)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 14, 2011.

(19)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1/A filed on March 17, 2011.

(21)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 31, 2011.

(20)	Incorporated by reference from the Registrant’s Post-Effective Amendment No. 3 to Registration Statement on Form S-1 filed on April 30, 2012

(23)	Previously furnished with the Company’s Annual Report on Form 10-K filed on March 30, 2012, and incorporated herein by reference